EXHIBIT 4.2

                             FIRST AMENDMENT TO THE
                       OREGON STEEL MILLS, INC. INDENTURE

         This First Amendment (the "Amendment") to the Indenture, dated as of July 15, 2002, among Oregon Steel Mills, Inc., as Issuer (the "Company"), U.S. Bank National Association, as Trustee (the "Trustee"), and New CF&I, Inc. ("New CF&I") and CF&I Steel, L.P. ("CF&I" and together with New CF&I, the "Guarantors") related to the issuance of $305,000,000 of the Company's 10% First Mortgage Notes due 2009 (the "Indenture"), is made as of July 15, 2002 (the "Effective Date") among the Company, Trustee and the Guarantors. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Indenture.

                                    RECITALS

         A. Section 9.01 of the Indenture provides for the amendment, waiver or supplement of the Indenture without the consent of the Holders of the Notes in certain enumerated circumstances, including for the purposes of curing any ambiguity, defect or inconsistency and to make any other change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the rights of any Holder of Notes under the Indenture and certain other agreements.

         B. Section 2.06(b)(iv)(C) contains an inadvertent drafting defect.

         C. The Company, the Guarantors and the Trustee desire to amend
            Section 2.06(b)(iv)(C) to correct such drafting defect.

         D. The Company, the Guarantors and the Trustee have concluded that the desired amendment to Section 2.06(b)(iv)(C) is for the purpose of curing an ambiguity, defect or inconsistency in the Indenture, that such amendment will provide additional rights or benefits to the Holders of the Notes and that the amendment does not adversely affect the rights of any Holder of Notes under the Indenture and the other specified agreements.

                                    AMENDMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee agree to amend the Indenture as follows:

         1.       Amendment of the Indenture.  Section 2.06(b)(iv)(C) of the
                  --------------------------
Indenture is amended to read in its entirety as follows:

         "(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or"

         2. No Other Effect. Except as expressly provided in this Amendment, the
            ----------------
Indenture is not otherwise modified and remains in full force and effect.

         3. Counterparts. This Amendment may be executed in any number of
            -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Oregon Steel Mills, Inc. Indenture as of the date first written above.

COMPANY:              OREGON STEEL MILLS, INC.


                               By:      /s/ L. Ray Adams
                                        ---------------------------------------
                                        L. Ray Adams, Vice President, Finance,
                                        Chief Financial Officer and Treasurer

GUARANTORS:           NEW CF&I, INC.,


                               By:      /s/ L. Ray Adams
                                        ----------------------------------------
                                        L. Ray Adams, Vice President, Finance,
                                        Chief Financial Officer and Treasurer

                               CF&I STEEL, L.P.

                               By:      NEW CF&I, INC, its General Partner


                               By:      /s/ L. Ray Adams
                                        ----------------------------------------
                                        L. Ray Adams, Vice President, Finance,
                                        Chief Financial Officer and Treasurer

TRUSTEE:              U.S. BANK NATIONAL ASSOCIATION


                               By:      /s/ Frank Leslie
                                        ----------------------------------------
                                        Name:  Frank Leslie
                                        Title:  Vice President

                                      -2-